Exhibit 10.3

WARRANT ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS WARRANT ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into and effective as of July 1, 2022, by and among Oasis Petroleum Inc., a Delaware corporation (“Oasis”), Whiting Petroleum Corporation, a Delaware corporation (“Whiting”), Computershare Inc., a Delaware corporation (“Computershare”) and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (“CTC”). Capitalized terms used but not defined herein have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, Whiting, Computershare and CTC have previously entered into (i) a Series A Warrant Agreement, dated as of September 1, 2020 (the “Series A Warrant Agreement”), governing the terms of Whiting’s outstanding Series A Warrants to Purchase Common Stock (the “Whiting Series A Warrants”), and (ii) a Series B Warrant Agreement, dated as of September 1, 2020 (the “Series B Warrant Agreement” and, together with Series A Warrant Agreement, the “Warrant Agreements”), governing the terms of Whiting’s outstanding Series B Warrants to Purchase Common Stock (the “Whiting Series B Warrants” and, together with the Whiting Series A Warrants, the “Whiting Warrants”);

WHEREAS, Whiting has entered into an Agreement and Plan of Merger, dated as of March 7, 2022 (the “Merger Agreement”), by and among Whiting, Oasis, Ohm Merger Sub Inc., Inc., a Delaware corporation and a wholly owned subsidiary of Oasis (“Merger Sub”), New Ohm LLC, a Delaware limited liability company and a wholly owned subsidiary of Oasis (“LLC Sub”), pursuant to which Merger Sub will merge with and into Whiting (the “Company Merger”), with Whiting continuing as the surviving entity and a wholly owned subsidiary of Oasis. Following the Company Merger, Whiting will merge with and into LLC Sub (the “LLC Sub Merger” and, together with the Company Merger, the “Merger”), with LLC Sub surviving the LLC Sub Merger as a direct wholly owned subsidiary of Oasis;

WHEREAS, at the closing of the Merger (the “Closing”), each share of Whiting’s common stock, par value $0.001 (the “Whiting Common Stock”), issued and outstanding as of immediately prior to the Closing will be converted into the right to receive 0.5774 (the “Exchange Ratio”) shares of Oasis’s common stock, par value $0.01 (the “Oasis Common Stock”), and $6.25 in cash, without interest (the “Cash Consideration”);

WHEREAS, pursuant to Section 3.1(d) of the Merger Agreement and Section 5.1(f) of the Series A Warrant Agreement and Section 5.1(f) of the Series B Warrant Agreement, as applicable, upon the Closing, all of the outstanding Whiting Warrants will be assumed by Oasis on terms and conditions as nearly equivalent as may be practicable to provisions set forth in the applicable Warrant Agreement (each such Whiting Series A Warrant, following assumption, an “Oasis Series A Warrant” and each such Whiting Series B Warrant, following assumption, an “Oasis Series B Warrant” and collectively, the “Oasis Assumed Warrants”), except that (i) the number of shares of Oasis Common Stock subject to each such Oasis Assumed Warrant will be equal to the product of (a) the number of shares of Whiting Common Stock that were subject to each such Whiting Warrant immediately prior to the Company Merger Effective Time, multiplied by (b) the Exchange Ratio, and (ii) the per-share exercise price of each such Oasis Assumed Warrant will be equal to (rounded up to the nearest whole cent) the quotient obtained by dividing (x) (1) the exercise price per share of Whiting Common Stock at which such Whiting Warrant was exercisable immediately prior to the Closing less (2) the Cash Consideration, by (y) the Exchange Ratio;

WHEREAS, as a result of the foregoing, Whiting wishes to assign to Oasis all of Whiting’s rights, interests and obligations in and under the Warrant Agreements and Oasis wishes to accept such assignment and assume all of Whiting’s obligations thereunder, including, for the avoidance of doubt, the adjustment rights provided for in Section 5 of each Warrant Agreement, in each case, effective upon the Closing; and

WHEREAS, Section 13(b) of each Warrant Agreement provides that Whiting and the Warrant Agent (as defined in the applicable Warrant Agreement) may amend such Warrant Agreement without the consent of any Holders (as defined in the applicable Warrant Agreement) for the purpose of curing any ambiguity, or correcting or supplementing any defective provision contained therein or adding to the covenants and agreements of the Company further covenants an agreements thereafter to be observed provided that no such amendment adversely affects the rights or interests of the Holders in any material respect.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Assignment and Assumption of Warrant Agreements. Whiting hereby assigns, and Oasis hereby agrees to accept and assume, effective as of the Closing, all of Whiting’s rights, interests and obligations in and under the Warrant Agreements, and Oasis hereby confirms that it agrees to all rights, interests and obligations under the Warrant Agreements.

2. Amendments to Warrant Agreements. Whiting and the Warrant Agent (as such term is defined in the applicable Warrant Agreement) hereby amend each Warrant Agreement as provided in this Section 2, effective as of the Closing. Whiting acknowledges and agrees that the amendments to the Warrant Agreements set forth in this Section 2 do not adversely affect the rights or interests of the Holders (as defined in the applicable Warrant Agreement) in any material respect:

a.

unless the context otherwise requires, from and after the Closing, any references in the Warrant Agreements or the Whiting Warrants to: (i) the “Company” shall be amended to reference Oasis; (ii) “Common Stock” or “shares” shall be amended to reference the Oasis Common Stock or shares thereof, respectively; (iii) the “Board of Directors” or any duly authorized committee of that board shall be amended to reference the board of directors of Oasis or any committee thereof; and

b.	Oasis shall be considered a “Successor Company” pursuant to Section 15 of each Warrant Agreement.

c.

The address for notice to the Company (as defined in the applicable Warrant Agreement upon giving affect to the amendment set forth in Section 2(a) of this Agreement) pursuant to Section 11 of each Warrant Agreement shall be 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

3. Adjustment to Exercise Terms. Effective as of the Closing:

a.

each Whiting Series A Warrant issued and outstanding immediately prior to the Closing is hereby converted into an Oasis Series A Warrant representing the right to acquire and receive, upon the exercise of such warrant and payment of the Exercise Price (as defined in the Series A Warrant Agreement), on the same terms and conditions as nearly equivalent as may be practicable to the provisions set forth in the Series A Warrant Agreement, 0.5774 shares of Oasis Common Stock, which Oasis Series A Warrant shall have an exercise price of $116.37 per share of Oasis Common Stock. The undersigned Chief Financial Officer of Whiting hereby certifies in such capacity to the Warrant Agent (as defined in the Series A Warrant Agreement) that this Section 3(a) shall serve as the certification required by Section 5.1(j)(iii) of the Series A Warrant Agreement with respect to the foregoing adjustments to the Series A Warrants and the Exercise Price (as defined in the Series A Warrant Agreement); and

b.

each Whiting Series B Warrant issued and outstanding immediately prior to the Closing is hereby converted into an Oasis Series B Warrant representing the right to acquire and receive, upon the exercise of such warrant and payment of the Exercise Price (as defined in the Series B Warrant Agreement), on the same terms and conditions as nearly equivalent as may be practicable to the provisions set forth in the Series B Warrant Agreement, 0.5774 shares of Oasis Common Stock, which Oasis Series B Warrant shall have an exercise price of $133.70 per share of Oasis Common Stock. The undersigned Chief Financial Officer of Whiting hereby certifies in such capacity to the Warrant Agent (as defined in the Series B Warrant Agreement) that this Section 3(b) shall serve as the certification required by Section 5.1(j)(iii) of the Series B Warrant Agreement with respect to the foregoing adjustments to the Series B Warrants and the Exercise Price (as defined in the Series B Warrant Agreement).

4. Replacement Instruments. As of the Closing, all outstanding instruments evidencing Whiting Series A Warrants and Whiting Series B Warrants shall automatically be deemed to evidence Oasis Series A Warrants and Oasis Series B Warrants, respectively, reflecting the conversion and adjustment to the terms and conditions described herein and in Section 5.1(f) of the Series A Warrant Agreement and Section 5.1(f) of the Series B Warrant Agreement, respectively.

5. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY RULES OR PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall constitute the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as expressly set forth in this Agreement, provisions of the Warrant Agreements which are not inconsistent with this Agreement shall remain in full force and effect.

7. Successors. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements in this Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns.

8. Certification. The undersigned Chief Financial Officer of Whiting hereby certifies in such capacity to the Warrant Agent that he is the duly elected and qualified Chief Financial Officer of Whiting and that the amendments to the Warrant Agreements set forth in this Agreement are in compliance with the terms of Section 13 of the applicable Warrant Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

OASIS PETROLEUM INC.

By:	/s/ Michael H. Lou
	Name:	Michael H. Lou
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Assignment and Assumption Agreement]

WHITING PETROLEUM CORPORATION

By:	/s/ Lynn A. Peterson
	Name:	Lynn A. Peterson
	Title:	President and Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. (on behalf of both entities), as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Assignment and Assumption Agreement]